Morgan Stanley Institutional Liquidity Funds

Exhibit 77D

The Fund made those changes to its investment strategies described in the supplements to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on May 28, 2010 (accession number 0001104659-10-031591) and incorporated by reference herein.

The Fund made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on June 14, 2010 (accession number 0001104659-10-033727) and incorporated by reference herein.